Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan of our report dated April 25, 2025, relating to the financial statements of SharonAI Inc. appearing in the prospectus filed pursuant to Rule 424(b) relating to the Registration Statement on Form S-4 (file no. 333-287287) of Roth CH Holdings, Inc. (now known as SharonAI Holdings, Inc.) filed with the Securities and Exchange Commission on November 12, 2025.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

January 14, 2026